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                                                                      EXHIBIT 21

             SUBSIDIARIES OF CONNECTICUT WATER SERVICE, INC. (CTWS)

                                                                           % OF SUBSIDIARY
                                                         STATE OF      (DIRECTLY OR INDIRECTLY)
NAME                                                   INCORPORATION        OWNED BY CTWS
----                                                   -------------   ------------------------
The Connecticut Water Company........................   CONNECTICUT              100%
The Gallup Water Service, Inc........................   CONNECTICUT              100%
Crystal Water Utilities Corporation..................   CONNECTICUT              100%
Crystal Water Company of Danielson...................   CONNECTICUT              100%
Chester Realty, Inc..................................   CONNECTICUT              100%
Connecticut Water Utility Services, Inc..............   CONNECTICUT              100%
Connecticut Water Emergency Services, Inc............   CONNECTICUT              100%
Barnstable Holding Company...........................   CONNECTICUT              100%
The Barnstable Water Company.........................  MASSACHUSETTS             100%
Barlaco, Inc.........................................  MASSACHUSETTS             100%